Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations John Vincenzo 508.323.1260 john_vincenzo@3com.com	Media Relations Kevin Flanagan 508.323.1101 kevin_flanagan@3com.com
3COM REPORTS FIRST QUARTER FISCAL YEAR 2008 RESULTS
MARLBOROUGH, MASS. — September 20, 2007 — 3Com Corporation (NASDAQ: COMS) today reported financial results for its fiscal 2008 first quarter, which ended August 31, 2007. Revenue in the quarter was $319.4 million compared to revenue of $300.1 million in the corresponding period in fiscal 2007, a 6.4 percent increase.
     Net loss in the quarter was $18.7 million, or $0.05 per diluted share, compared with a net loss of $14.1 million, or $0.04 per diluted share, in the first quarter of fiscal year 2007. On a non-GAAP basis, net income was $12.2 million, or $0.03 per diluted share, compared with a net loss of $5.2 million, or $0.01 per diluted share, for the first quarter of fiscal year 2007.
     “We had a strong start to our fiscal year, which sets the stage for us to grow our business and ultimately meet our long-term financial and business objectives,” said Edgar Masri, 3Com President and Chief Executive Officer. “Revenue in all three business units showed year-over-year growth, including our traditional data and voice business, which achieved positive growth for the first time in almost two years.

     “We are particularly pleased with the significant improvement in our gross margins and our ability to keep our direct operating costs essentially flat on a year-over-year basis.”
     In the first quarter, 3Com used $59 million of cash, which included the initial payment of $93 million to H3C employees under the Equity Appreciation Rights Plan (EARP), which was triggered by the acquisition of the remaining 49 percent of H3C in 2007.
     Management will host a conference call and Webcast at 5 p.m. EDT, Thursday, September 20, 2007, to discuss quarterly highlights, historical financial results and expectations of future performance. To participate on the call, U.S. and international parties may dial (913) 981-5545. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. For those unable to participate on the live call, a 24-hour replay will be available starting at 8:00 p.m. EDT on September 20 by dialing (719) 457-0820, or (888) 203-1112, Confirmation Code: 8436622.
     For additional financial information, please refer to the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended June 1, 2007.

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3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as the change-in-control portion of the EARP, the inventory-related adjustment portion of the purchase accounting effects of the Company’s acquisition of 49% of H3C, the gains on sales of assets and the gain on an insurance settlement. The required reconciliations and other disclosures used for all non-GAAP measures by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release and the related conference call reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes.3 Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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Copyright © 2007 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks of 3Com Corporation. All other company and product names may be trademarks of their respective holders.

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3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	August 31,	September 1,
	2007	2006

Sales	$319,434	$300,144
Cost of sales	170,498	163,715

Gross profit	148,936	136,429

Operating expenses:
Sales and marketing	74,404	77,122
Research and development	52,310	47,793
General and administrative	21,478	20,276
Amortization of intangibles	26,006	12,181
Restructuring charges	425	(75)

Total operating expenses	174,623	157,297

Operating loss	(25,687)	(20,868)

Gain on investments, net	327	2,292
Interest (expense) income, net	(3,567)	10,090
Other income, net	12,084	4,718

Loss from operations before income taxes and minority interest of consolidated joint venture	(16,843)	(3,768)

Income tax provision	(1,811)	(1,358)

Minority interest of Huawei in the income of consolidated joint venture (1)	—	(8,942)

Net loss	$(18,654)	$(14,068)

Basic and diluted loss per share	$(0.05)	$(0.04)

Shares used in computing basic and diluted per share amounts	397,041	391,885

(1)	Represents Huawei’s 49% interest in the H3C joint venture for the period of minority interest that ended with 3Com’s acquisition of the remaining 49% interest on March 30, 2007.

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	August 31,	June 1,
	2007	2007

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$501,046	$559,217
Notes receivable	64,883	77,368
Accounts receivable, net	128,679	102,952
Inventories, net	104,735	107,988
Other current assets	48,271	50,157

Total current assets	847,614	897,682

Property & equipment, net	69,250	76,460
Goodwill	767,274	766,444
Intangibles, net	345,232	371,289
Other assets	29,809	39,217

Total assets	$2,059,179	$2,151,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$106,262	$110,430
Current portion of long-term debt	94,000	94,000
Accrued liabilities and other	366,723	435,638

Total current liabilities	566,985	640,068

Deferred taxes and long-term obligations	14,542	23,725
Long-term debt	336,000	336,000
Stockholders’ equity	1,141,652	1,151,299

Total liabilities and stockholders’ equity	$2,059,179	$2,151,092

3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except per-share data)
(unaudited)
TABLE C

	Three Months Ended
	August 31,	September 1,
	2007	2006
GAAP net loss	$(18,654)	$(14,068)
Restructuring	425	(75)
Amortization of intangible assets	26,006	12,181
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	5,528	—
Stock-based compensation expense [b]	3,863	3,287
Huawei’s 49% minority interest in H3C’s amortization	—	(4,209)
Gain on sale of asset [c]	(4,930)	(2,296)

Non-GAAP net income (loss)	$12,238	$(5,180)

GAAP net loss per share	$(0.05)	$(0.04)
Restructuring	0.00	(0.00)
Amortization of intangible assets	0.07	0.03
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	0.01	—
Stock-based compensation expense [b]	0.01	0.01
Huawei’s 49% minority interest in H3C’s amortization	—	(0.01)
Gain on sale of asset [c]	(0.01)	—

Non-GAAP net income (loss) per share, basic and diluted	$0.03	$(0.01)

Shares used in computing basic per share amounts	397,041	391,885
Shares used in computing diluted per share amounts	400,543	391,885

[a]	Results from our 49% H3C acquisition transaction.

[b]	Amounts by category disclosed on 3Com web page at www.3com.com/IR.

[c]	These gains relate to a patent sale in Q1 fiscal 2008 and a sale of venture funds in Q1 fiscal 2007.